MERIDIAN USA HOLDINGS, INC. SECURITYHOLDERS AGREEMENT

     This Securityholders Agreement (this "Agreement") is made as of June 16, 2000 by and among Meridian USA Holdings, Inc., a Florida corporation (the "Company"), Alan Posner and Mark Streisfeld (each, a "Founder" and, collectively with their transferees, the "Founders"), Joel Flig, Paul M. Galant, Ronald Shapss (each an "Other Holder," collectively with their transferees, the "Other Holders" and together with the Founders, the "Management Holders") and the purchasers of the Company's Series A Convertible Notes due 2010 (the "Convertible Notes") listed on the signature pages hereto (each a "Purchaser" and, collectively with their transferees, the "Purchasers").

     WHEREAS, the Management Holders currently own shares of Common Stock of the Company, $.001 par value per share (the "Common Stock") and shares of the Company's Series I Preferred Stock, $1.00 par value per share (the "Series I Preferred"); and

    WHEREAS, the Purchasers and the Company have entered into that certain Securities Purchase Agreement dated as of June 16, 2000 (the "Purchase Agreement"); and

    WHEREAS, the Purchase Agreement provides for, among other things, the sale By the Company and the purchase by the Purchasers of $8,000,000 aggregate Principal amount of the Company's Series A Convertible Notes (the "Convertible Notes"); and

    WHEREAS, the sale of the Convertible Notes to the Purchasers is conditioned Upon the extension of the rights set forth herein, and the Company and the Management Holders desire to extend such rights herein.

     NOW,  THEREFORE,  the  parties  agree  as  follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings.

    1.1 "Affiliate" of any person or entity shall mean any other person or entity which, directly or indirectly, controls, is controlled by or is under common control with such person or entity.

    1.2 "Common Stock Equivalents" means and includes all shares of the Company's Common Stock issued and outstanding at the relevant time plus (a) all shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and (b) all shares of Common Stock that may be issued upon conversion or exchange of (i) any convertible securities, including without limitation the Series I Preferred, Series II Preferred and all other preferred stock and debt securities then outstanding, which are by their terms then convertible into or exchangeable for Common Stock, or (ii) any such convertible securities issuable upon exercise of options, warrants or other rights, in each case that are then exercisable.

    1.3 "Investment Return Date" means the first date on which the Purchasers who acquire Convertible Notes (or shares of Series II Preferred issuable upon conversion of Convertible Notes) prior to the date ninety (90) days after the Purchase Date have Transferred (other than to Affiliates) shares of Common Stock in transactions consummated after the date ninety (90) days after the Purchase Date and yielding aggregate proceeds to such Purchasers at least equal to the sum of (x) $8,000,000, plus (y) the amount necessary to provide an IRR on amounts invested equal to twelve percent (12%), compounded quarterly, through the date of such payment.

    1.4 "IRR" means an annual internal rate of return, calculated on a daily basis, but compounded quarterly.

    1.5 "Management Stock" means the Common Stock Equivalents currently owned or hereafter acquired by the Management Holders or their transferees who become parties to this Agreement.

     1.6  "Purchase  Date"  means  June  16,  2000.

    1.7 "Purchaser Stock" means the Common Stock Equivalents currently owned or hereafter acquired by the Purchasers or their transferees who become parties to this Agreement.

     1.8 "Series II Preferred" means the Series II Convertible Preferred Stock, $.01 par value per share, of the Company.

    1.9 "Transfer" means (i) when used as a noun: any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition and (ii) when used as a verb: to directly or indirectly transfer, sell, assign, pledge, hypothecate, encumber, or otherwise dispose of.

     2.     Restrictions  on  Transfer.

     2.1 Transfers in Accordance with this Agreement. Any attempt to Transfer, or purported Transfer of, any shares of Management Stock in violation of the terms of this Agreement shall be null and void and neither the Company nor any transfer agent shall register upon its books any such Transfer. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company.

     2.2 Agreement to be bound. No Management Holder shall Transfer any shares of Management Stock (other than Transfers to the Company or Transfers in accordance with (i) Sections 2.3 and 2.4 or (ii) Section 3) unless (x) the certificates representing such shares of capital stock issued to the transferee bear the legend provided in Section 5, and (y) the transferee (if not already a party hereto) has executed and delivered to each other party hereto, as a condition precedent to such Transfer, an instrument or instruments, reasonably satisfactory to the Purchasers, confirming that the transferee agrees to be bound by the terms of this Agreement as a Founder or Other Holder in the same manner and capacity as such party's transferor and as if such transferee had executed this Agreement on the date hereof.

     2.3 Notice of Proposed Transfer. Prior to the Investment Return Date no Management Holder may sell shares of Management Stock pursuant to Sections 2.3 and 2.4. After the Investment Return Date, if any Management Holder desires to sell (a "Selling Holder"), and has received a bona fide offer in writing from unaffiliated third parties to buy, shares of Management Stock, such Management Holder shall provide the Company and each of the Purchasers with a written notice (the "Sale Notice") of the proposed sale at least thirty (30) days prior to the proposed date thereof. The Sale Notice shall contain each and every term of the proposed sale, including, without limitation, a copy of the written offer received, the name and address of the prospective purchaser, the purchase price and terms of payment, the date and place of the proposed sale, and the number of shares of Management Stock proposed to be sold by such Management Holder.

     2.4     Right  of  Co-Sale.

     (a) Upon receipt of the Sale Notice each Purchaser shall have the right exercisable upon written notice to the (a) Selling Holder within ten (10) days after receipt of the notice, to participate in such Transfer of shares of Management Stock. Each Purchaser may notify the Selling Holder of its desire to Transfer to the prospective purchaser (or at the Purchaser's option and demand, to the Selling Holder, who hereby agrees to purchase in the event that a direct sale from the Selling Holder to the prospective purchaser is consummated) all or any part of the shares of stock of the Company which the Purchaser then holds on the same terms as those on which the Selling Holder proposed to Transfer its Management Stock to the prospective purchaser. The maximum number of shares which a Purchaser shall be entitled to sell pursuant to this Section 2.4 with respect to any single sale by a Selling Holder shall be equal to that number obtained by multiplying (x) the total number of shares of Common Stock
Equivalents proposed to be sold in such Transfer, times (y) a fraction the numerator of which is the total number of Common Stock Equivalents held by such Purchaser, and the denominator of which is the total number of shares of Common Stock Equivalents (including only the number of shares of Common Stock into which (i) the Convertible Notes (including the Series II Preferred issuable upon conversion of the Convertible Notes) and the shares of Series I Preferred have been converted or are then convertible and (ii) other Common Stock Equivalents held by such Selling Holder are then convertible). If the Purchaser elects to sell to the prospective purchaser, then the Selling Holder shall assign as much of its interest in the agreement of sale with the prospective purchaser as the Purchaser shall be entitled to and shall accept hereunder.

     (b) If, after expiration of the time periods described in Section 2.4(a), the Purchasers do not send notice pursuant to subparagraph (a) above, then the Selling Holder shall be free to sell the stock to such prospective purchaser, but only at the time and on the same terms and conditions as outlined in the Sale Notice sent to the Purchasers, and provided that in the event that the Transfer of such Shares is not closed within sixty (60) days of the date of the Sale Notice, they shall once again be subject to the right of co-sale provided herein. Any proposed sale or Transfer on terms and conditions more favorable than those described in the Sale Notice pursuant to Section 2.3, as well as any subsequent proposed Transfer of any shares of Management Stock by a Management Holder, shall again be subject to the co-sale rights of the Purchasers and shall require compliance by the Management Holder with the procedures described in this Section 2.4.

   (c) The exercise or non-exercise of the rights of the Purchasers hereunder to participate in one or more transfers by the Management Holders shall not adversely affect their rights to participate in subsequent transfers of shares of Management Stock subject to this Section 2.4

     3.     Transfers  to  Which  Co-Sale  Rights  Do  Not  Apply.

     3.1 Exception for Certain Family Gifts. Notwithstanding anything in this Agreement to the contrary, Transfers of Management Stock by gift or other transfer to immediate family members of such Management Holder or to trusts for the exclusive benefit of family members of such Management Holder, or transfers of Management Stock by will or intestate succession, shall be exempt from
Section 2.4 of this Agreement, provided that each transferee agrees in writing to hold the Management Stock so transferred subject to all of the provisions of this Agreement so that such transferee is bound by all provisions of this Agreement and that there shall be no further transfer of such Management Stock, except in accordance with the terms of this Agreement. Any transferee or other recipient not so agreeing may not receive any shares of Management Stock. For purposes of this Section 3.1, the term "immediate family" shall mean the spouse, child, grandchild, father, mother, brother or sister of such Management Holder, the adopted child or adopted grandchild of such Management Holder, or the spouse of any child, adopted child, grandchild or adopted grandchild of such Management Holder.

     3.2 Other Permitted Transfers. Notwithstanding anything in this Agreement to the contrary, Transfers of Management Stock pursuant to Rule 144 under the Securities Act of 1933, as amended (a "Rule 144 Transaction"), (i) by Other Holders at any time, and (ii) by Founders after the Investment Return Date, respectively, shall be exempt from Sections 2.2., 2.3 and 2.4 of this Agreement; provided that prior to engaging in a Rule 144 Transaction, such Management Holder shall provide the Purchasers with a written notice (the "Rule 144 Notice") of such proposed Rule 144 Transaction including the number of shares of Management Stock proposed to be sold in such Rule 144 Transaction and the then current market price for such shares. Upon receipt of the Rule 144 Notice, each Purchaser shall have the right exercisable upon written notice to such Management Holder within three (3) business days after receipt of the Rule 144 Notice, to purchase such shares at such market price. If after the end of such period, such Management Holder shall be free to sell such shares for which the Purchasers have not provided notice in a Rule 144 Transaction within ten (10) days of the Rule 144 Notice.

      3.3 Reports. So that the Management Holders may comply with the terms of this Section 3, the Purchasers shall provide to the Company within five (5) business days after any Transfer (other than to Affiliates) of shares of Common Stock, a report setting forth the number of shares so Transferred, the consideration received therefor and a calculation of the IRR with respect to such shares.

     4.     Board  of  Directors.

     4.1 Nomination Rights. So long as $1,000,000 aggregate principal amount of Convertible Notes remain outstanding, the Purchasers shall be entitled to nominate one person to serve as a director of the Company. Each such nominee shall hold his or her office as a director of the Company for such term as is provided in the Company's charter documents or until his or her death, resignation or removal from the board of directors of the Company or until his or her successor has been duly elected and qualified in accordance with the provisions of this Agreement, the Company's charter documents and applicable law. If such a nominee ceases to serve as a director of the Company for any reason during his or her term, a nominee for the vacancy resulting therefrom will be designated by the Purchasers.

     4.2 Election of Nominees. So long as the Company is in compliance with this Section 4 and Section 7 of the Certificate of Designation of Series II Preferred, each of the parties hereto shall vote all Common Stock Equivalents then held by such party in favor of the individuals nominated by the Purchasers and individuals nominated by the Company for election to its Board of Directors at the two annual meetings of shareholders immediately after the Purchase Date.

     5.     Restrictive  Legend  and  Stop-Transfer  Orders.

     5.1 Legend. Each Management Holder understands and agrees that the Company shall cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Management Stock.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH A SECURITYHOLDERS AGREEMENT DATED AS OF JUNE 16, 2000, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

     Such legend shall be removed upon consummation of a Transfer in accordance with Section 2.4 or a Rule 144 Transaction.

     5.2 Stop Transfer Instructions. Each Management Holder agrees, to insure compliance with the restrictions referred to herein, that the Company will issue appropriate "stop transfer" certificates or instructions and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its records.

     6. Assignment of Rights. The rights to which a Purchaser is entitled hereunder may be assigned or otherwise transferred by that Purchaser to one or more "accredited investors" who hold Convertible Notes, shares of Series II Preferred and/or shares of Common Stock issued on conversion of the Series II Preferred; provided, however, that with respect to each such assignment or other transfer, the Company shall be given written notice of the transfer, the transferee shall agree in writing to be bound by the provisions of this Agreement, and such transfer shall otherwise be effected in accordance with all applicable securities laws and all other applicable agreements, if any, between the Company and such Purchaser.

    7. Automatic Termination. If not earlier terminated pursuant to Article 8.4, this Agreement shall terminate automatically upon the third anniversary of the Investment Return Date or the redemption of all shares of Series II Preferred in accordance with their terms.

     8.     Miscellaneous  Provisions.

     8.1 Notices. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telecopy (as provided above) addressed (a) if to a Purchaser or Management Holder, at the address for such Purchaser or Management Holder set forth on the signature pages hereto or at such other address as such Purchaser or Management Holder shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its principal executive offices and addressed to the attention of the Corporate Secretary or at such other address as the Company shall have furnished in writing to the Purchasers.

     8.2 Binding on Successors and Assigns. This Agreement, and the rights and obligations of the parties hereunder, shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives.

    8.3 Severability. If one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and such invalid, illegal or unenforceable provision shall be enforced to the extent permissible.

    8.4 Amendment. Any amendment, extension, modification or termination of this Agreement shall be effective only with the written consent of (i) the Company, (ii) Purchasers who hold not less than 50% of the Convertible Notes and Series II Preferred than held by all Purchasers, voting together on the basis of aggregate principal amount and liquidation preference and (iii) the holders of more than 50% of the Management Stock. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such party. No such waiver shall require consent of the Company, any Management Holder or any Purchaser, other than the person making the waiver.

     8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida as applied to agreements among Florida residents entered into and to be performed entirely within Florida.

    8.6 Obligations of Company. The Company agrees to use its best efforts to enforce and abide by the terms of this Agreement, to inform each Purchaser of any breach hereof (to the extent the Company has knowledge thereof) and to assist each Purchaser in the exercise of its rights hereunder.

     8.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    8.9 Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

     8.10 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings and agreements with respect to such subject matter.

     8.11 Consent to Jurisdiction and Venue. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.




  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE  COMPANY:       MERIDIAN  USA  HOLDINGS,  INC.
                    By:   /s/  Mark  Streisfeld
                    -----------------------
                    Name:  Mark  Streisfeld
                    Title:  President

FOUNDERS:            /s/  Paul  M.  Galant
                    -----------------------
                    Paul  M.  Galant

          Address:  470  N.E.  25th  Terrace
                    Boca  Raton,  FL  33431

                     /s/  Alan  Posner
                    -------------------
                    Alan  Posner

          Address:  6786  Willow  Wood  Drive
                    Boca  Raton,  FL  33431

                     /s/  Mark  Streisfeld
                    -----------------------
                    Mark  Streisfeld

          Address:  15848  Laurel  Oak  Circle
                    Delray  Beach,  FL  33484

OTHER  HOLDERS:       /s/  Joel  Flig
                    -----------------
                    Joel  Flig

          Address:  425  Cedarhurst  Avenue
                    Cedarhurst,  NY   11516

                     /s/  Ronald  Shapss
                    ---------------------
                    Ronald  Shapss

         Address:  75  Montebello  Road
                   Suffern,  NY  10901

PURCHASERS:     U.S.  BANCORP  INVESTMENTS,  INC.

                By:    /s/ Jess M. Ravich
                Name:  Jess M. Ravich
                Title: Chairman

Address:  11766  Wilshire  Boulevard,
          Suite  870
          Los  Angeles,  CA  90025
          Attention:  General  Counsel
          Facsimile:  (310)  312-5640